Exhibit 99.1
For Immediate Release
May 7, 2009
Brooks Automation Reports Second Quarter Financial Results
Chelmsford, Massachusetts May 7, 2009 — Brooks Automation, Inc. (Nasdaq: BRKS) announced financial results for the Company’s second quarter of fiscal year 2009 ended on March 31, 2009.
Revenues for the second quarter of 2009 were $37.3 million, compared to revenues of $147.7 million in the second quarter of 2009, a decrease of 74.7%. Sequentially, revenues were down 49.2% from first quarter revenues of $73.4 million.
Net loss for the second quarter of fiscal 2009 amounted to $152.5 million, or $2.43 per diluted share. This loss includes special charges totaling $116.3 million. Excluding special charges, the non-GAAP net loss for the first quarter of fiscal 2009 was $36.2 million, or $0.58 per diluted share. The special charges taken during the quarter included a non-cash impairment charges of $106.9 million to write down the value of goodwill and certain other long lived assets to reflect the current industry and economic environment which has significantly impacted the comparable company valuations and the Company’s near term outlook. Other special charges taken in the quarter were $5.9 million of restructuring charges, primarily for severance and $3.6 million of inventory write-downs reflecting a re-definition of our business goals and product practices.
The fiscal 2009 second quarter results compare with a net loss from continuing operations of $8.7 million, or $0.14 per diluted share in the second quarter of the prior year. Sequentially, the net loss was $35.1 million or $0.56 per diluted share in the first quarter of 2009. Excluding special charges, the net loss from continuing operations for the second quarter of the prior year was $3.2 million, or $0.05 per diluted share, after adjusting for $2.5 million of restructuring charges and a $2.9 million loss on investment. Sequentially, the net loss for the first quarter excluding special charges was $29.8 million or $0.48 per diluted share. During the first quarter the Company incurred aggregate special charges of $5.3 million, or $0.09 per diluted share comprising restructuring charges of $4.1 million and a loss on an investment of $1.2 million.
Adjusted Earnings (Loss) before Interest, Tax, Depreciation and Amortization for the second quarter of fiscal 2009 was ($26.7) million, which compared to $7.2 million in the prior year period and ($20.3) million in the first quarter of fiscal 2009. Effective working capital management assisted in moderating the cash flows used in operations to $23.4 million during the quarter. The Company closed the quarter with $130.2 million of cash and marketable securities.
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Brooks Automation, Inc. ♦ 15 Elizabeth Drive ♦ Chelmsford, Massachusetts 01824 ♦ (978)262-2400 ♦ www.brooks.com.

Brooks Automation Reports Second Quarter Financial Results...................page two
Revenues for the six months ended March 31, 2009 were $110.7 million, a 62.5% decrease from the prior period revenues of $295.5 million. The net loss for the current fiscal six month period was $187.6 million, as compared to the prior year’s net loss from continuing operations of $10.1 million. Excluding special charges of $121.7 million in the current fiscal year and $6.0 million in the prior year, the loss from continuing operations before special charges was $66.0 million or $1.05 per share and $4.0 million or $0.06 per share, respectively. Special charges are identified in the tables to this release.
Commenting on recent activities, Robert J. Lepofsky, President and Chief Executive Officer of Brooks stated, “Against a backdrop of a deeply depressed semiconductor capital equipment market we are moving ahead aggressively on both our restructuring and repositioning initiatives. We have completed the integration of our Chelmsford-based vacuum pump and robotics businesses and streamlined many of our core business processes. Our Adjusted EBITDA quarterly breakeven revenue level has been lowered significantly and is projected to be in the $70 million range exiting the current quarter. While we used substantial cash during the quarter working through this significant transformation, our use of cash going forward will be reduced. Recent customer activity has increased our confidence that a sustainable base has now been built and that it is reasonable to project incremental revenue growth moving forward. With a strong balance sheet, excellent market position, and targeted new product development programs we expect to emerge from the current downturn a focused, better positioned and more profitable company with excellent growth and cash generation potential”.
A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated statements of operations, balance sheets and statements of cash flows attached to this release.
Brooks management will webcast its March quarter earnings conference call on Thursday, May 7, 2009 at 4:30 p.m. Eastern Time to discuss the attached quarterly results and business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Their responses could contain information that has not been previously disclosed.
Analysts, investors and members of the media can access the live broadcast available on Brooks’ website at www.brooks.com. The call will be archived on this website for convenient on-demand replay until Brooks reports fiscal 2009 third quarter results in mid-August, 2009.
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About Brooks Automation, Inc.
Brooks Automation, Inc. ♦ 15 Elizabeth Drive ♦ Chelmsford, Massachusetts 01824 ♦ (978)262-2400 ♦ www.brooks.com.

Brooks is a leading worldwide provider of automation, vacuum and instrumentation solutions to the global semiconductor and related industries. The company’s advanced offerings in hardware and services are critical to customers where equipment productivity and availability are essential for successful manufacturing. Brooks’ products and global services are used in virtually every fab in the world as well as in a number of diverse industries outside semiconductor manufacturing. For more information see www.brooks.com or email co.csr@brooks.com.
Brooks Automation, Inc. ♦ 15 Elizabeth Drive ♦ Chelmsford, Massachusetts 01824 ♦ (978)262-2400 ♦ www.brooks.com.

Brooks Automation Reports First Quarter Financial Results..................page three
“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our profit and loss and cash flow expectations and anticipated capacity reductions and cost controls. Factors that could cause results to differ from our expectations include the following: our dependence on the cyclical semiconductor industry; the possibility of downturns in market demand for electronics; our possible inability to meet increased demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; decisions by customers to accelerate delivery under or to cancel or defer orders that previously had been accepted; decisions by customers to reject the products we ship to them; the inability of customers to make payments to us when due; the possibility that we may not be able to fulfill customer orders within a period of time acceptable to them; the fact that design-in wins do not necessarily translate to significant revenue; the timing and effectiveness of restructuring, cost-cutting, low cost sourcing and expense control measures; intense price competition; disputes concerning intellectual property; expenses associated with legal disputes and litigation, continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.
Brooks Automation, Inc. ♦ 15 Elizabeth Drive ♦ Chelmsford, Massachusetts 01824 ♦ (978)262-2400 ♦ www.brooks.com.

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three months ended		Six months ended
	March 31,		March 31,
	2009	2008	2009	2008
Revenues
Product	$25,883	$129,842	$84,969	$261,383
Services	11,416	17,805	25,776	34,097

Total revenues	37,299	147,647	110,745	295,480

Cost of revenues
Product	33,150	94,815	88,281	188,490
Services	11,429	16,393	23,356	32,102
Impairment of long-lived assets	20,516	—	20,516	—

Total cost of revenues	65,095	111,208	132,153	220,592

Gross profit (loss)	(27,796)	36,439	(21,408)	74,888

Operating expenses
Research and development	7,666	11,553	16,943	23,985
Selling, general and administrative	25,207	29,896	52,841	58,999
Impairment of goodwill	71,800	—	71,800	—
Impairment of long-lived assets	14,588	—	14,588	—
Restructuring charges	5,861	2,506	9,966	3,106

Total operating expenses	125,122	43,955	166,138	86,090

Operating loss from continuing operations	(152,918)	(7,516)	(187,546)	(11,202)
Interest income	646	1,806	1,543	5,015
Interest expense	72	310	198	443
Loss on investment	—	2,931	1,185	2,931
Other (income) expense, net	111	(1,161)	149	(818)

Loss from continuing operations before income taxes and minority interests	(152,455)	(7,790)	(187,535)	(8,743)
Income tax provision	189	885	580	1,555

Loss from continuing operations before minority interests	(152,644)	(8,675)	(188,115)	(10,298)
Minority interests in income of consolidated subsidiaries	(90)	35	(177)	8
Equity in earnings of joint ventures	11	46	312	223

Loss from continuing operations	(152,543)	(8,664)	(187,626)	(10,083)
Gain on sale of discontinued operations, net of income taxes	—	371	—	371

Income from discontinued operations, net of income taxes	—	371	—	371

Net loss	$(152,543)	$(8,293)	$(187,626)	$(9,712)

Basic loss per share from continuing operations	$(2.43)	$(0.14)	$(2.99)	$(0.15)
Basic income per share from discontinued operations	—	0.01	—	0.01

Basic net loss per share	$(2.43)	$(0.13)	$(2.99)	$(0.15)

Diluted loss per share from continuing operations	$(2.43)	$(0.14)	$(2.99)	$(0.15)
Diluted income per share from discontinued operations	—	0.01	—	0.01

Diluted net loss per share	$(2.43)	$(0.13)	$(2.99)	$(0.15)

Shares used in computing income (loss) per share
Basic	62,844	63,859	62,747	66,494
Diluted	62,844	63,859	62,747	66,494
Brooks Automation, Inc. ♦ 15 Elizabeth Drive ♦ Chelmsford, Massachusetts 01824 ♦ (978)262-2400 ♦ www.brooks.com

BROOKS AUTOMATION, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	March 31, 2009	September 30, 2008
Assets
Current assets
Cash and cash equivalents	$49,157	$110,269
Marketable securities	40,190	33,077
Accounts receivable, net	25,566	66,844
Insurance receivable for litigation	224	8,772
Inventories, net	98,519	105,901
Prepaid expenses and other current assets	11,015	13,783

Total current assets	224,671	338,646

Property, plant and equipment, net	82,082	81,604
Long-term marketable securities	40,820	33,935
Goodwill	48,138	119,979
Intangible assets, net	15,708	58,452
Equity investment in joint ventures	30,499	26,309
Other assets	3,173	4,713

Total assets	$445,091	$663,638

Liabilities, minority interests and stockholders’ equity
Current liabilities
Accounts payable	$16,097	$37,248
Deferred revenue	2,336	3,553
Accrued warranty and retrofit costs	6,667	8,174
Accrued compensation and benefits	14,543	18,174
Accrued restructuring costs	10,896	7,167
Accrued income taxes payable	2,904	3,151
Accrual for litigation settlement	—	7,750
Accrued expenses and other current liabilities	14,730	17,634

Total current liabilities	68,173	102,851
Accrued long-term restructuring	3,590	5,496
Income taxes payable	10,649	10,649
Other long-term liabilities	2,575	2,238

Total liabilities	84,987	121,234

Contingencies (Note 13)
Minority interests	231	409

Stockholders’ equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 77,760,603 shares issued and 64,298,734 shares outstanding at March 31, 2009, 77,044,737 shares issued and 63,582,868 shares outstanding at September 30, 2008	778	770
Additional paid-in capital	1,792,757	1,788,891
Accumulated other comprehensive income	19,693	18,063
Treasury stock at cost, 13,461,869 shares at March 31, 2009 and September 30, 2008	(200,956)	(200,956)
Accumulated deficit	(1,252,399)	(1,064,773)

Total stockholders’ equity	359,873	541,995

Total liabilities, minority interests and stockholders’ equity	$445,091	$663,638

Brooks Automation, Inc. ♦ 15 Elizabeth Drive ♦ Chelmsford, Massachusetts 01824 ♦ (978)262-2400 ♦ www.brooks.com

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Six months ended
	March 31,
	2009	2008
Cash flows from operating activities
Net loss	$(187,626)	$(9,712)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	16,324	17,032
Impairment of goodwill	71,800	—
Impairment of long-lived assets	35,104	—
Stock-based compensation	3,394	4,543
Amortization of discount on marketable securities	19	(669)
Undistributed earnings of joint ventures	(312)	(223)
Minority interests	(177)	8
Loss on disposal of long-lived assets	70	289
Loss on investment	1,185	2,931
Gain on sale of software division, net	—	(371)
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	40,688	15,152
Inventories	6,522	(6,830)
Prepaid expenses and other current assets	4,254	3,213
Accounts payable	(21,109)	(10,469)
Deferred revenue	(1,151)	3,132
Accrued warranty and retrofit costs	(1,502)	(1,145)
Accrued compensation and benefits	(3,486)	(5,432)
Accrued restructuring costs	1,898	(1,378)
Accrued expenses and other current liabilities	(2,820)	(4,867)

Net cash provided by (used in) operating activities	(36,925)	5,204

Cash flows from investing activities
Purchases of property, plant and equipment	(9,091)	(10,746)
Purchases of marketable securities	(50,539)	(106,944)
Sale/maturity of marketable securities	36,735	143,805
Purchases of intangible assets	—	(75)

Net cash provided by (used in) investing activities	(22,895)	26,040

Cash flows from financing activities
Treasury stock purchases	—	(90,194)
Proceeds from issuance of common stock, net of issuance costs	675	1,473

Net cash provided by (used in) financing activities	675	(88,721)

Effects of exchange rate changes on cash and cash equivalents	(1,967)	2,512

Net decrease in cash and cash equivalents	(61,112)	(54,965)
Cash and cash equivalents, beginning of period	110,269	168,232

Cash and cash equivalents, end of period	$49,157	$113,267

Brooks Automation, Inc. ♦ 15 Elizabeth Drive ♦ Chelmsford, Massachusetts 01824 ♦ (978)262-2400 ♦ www.brooks.com

BROOKS AUTOMATION, INC.
Supplemental Information
(In thousands, except per share data)
(unaudited)
Notes on Non-GAAP Financial Measures:
The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.
The press release includes financial measures which exclude the effects of charges associated with our non-cash impairment charges, restructuring programs and gains or losses on investments. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks’ day-to-day operations. A table reconciling income (loss) and diluted earnings (loss) per share from continuing operations is presented below:

	Quarter ended
	March 31, 2009			December 31, 2008		March 31, 2008
	$		per share	$	per share	$	per share
Loss from continuing operations	$	(152,543)	$(2.43)	$(35,083)	$(0.56)	$(8,664)	$(0.14)

Impairment charges — cost of revenues		20,516	0.33	—	—	—	—
Impairment charges — operating expense		86,388	1.37	—	—	—	—
Restructuring charges		5,861	0.09	4,105	0.07	2,506	0.04
Restructuring related inventory charges		3,612	0.06	—	—	—	—
Loss on investment		—	—	1,185	0.02	2,931	0.05

Adjusted loss from continuing operations	$	(36,166)	$(0.58)	$(29,793)	$(0.48)	$(3,227)	$(0.05)

	Six Months Ended
	March 31, 2009			March 31, 2008
	$		per share	$	per share

Loss from continuing operations	$	(187,626)	$(2.99)	$(10,083)	$(0.15)

Impairment charges — cost of revenues		20,516	0.33	—	—
Impairment charges — operating expense		86,388	1.38	—	—
Restructuring charges		9,966	0.16	3,106	0.05
Restructuring related inventory charges		3,612	0.06	—	—
Loss on investment		1,185	0.02	2,931	0.04

Adjusted loss from continuing operations	$	(65,959)	$(1.05)	$(4,046)	$(0.06)

	Quarter ended				Six months ended
	Mar 31,		Dec 31,	Mar 31,	Mar 31,	Mar 31,
	2009		2008	2008	2009	2008
Loss from continuing operations	$	(152,543)	$(35,083)	$(8,664)	$(187,626)	$(10,083)

Less: Interest income		(646)	(897)	(1,806)	(1,543)	(5,015)
Add: Interest expense		72	126	310	198	443
Add: Income tax provision (benefit)		189	391	885	580	1,555
Add: Depreciation		3,620	4,156	4,407	7,776	8,898
Add: Amortization of completed technology		2,331	2,331	2,331	4,662	4,662
Add; Amortization of acquired intangible assets		1,993	1,893	1,787	3,886	3,472
Add: Stock compensation expense		1,870	1,524	2,534	3,394	4,543
Add: Restructuring related inventory charges		3,612	—	—	3,612	—
Add: Impairment charges — cost of revenues		20,516	—	—	20,516	—
Add: Impairment charges — operating expense		86,388	—	—	86,388	—
Add: Restructuring charges		5,861	4,105	2,506	9,966	3,106
Add: Loss on investment		—	1,185	2,931	1,185	2931

Adjusted EBITDA	$	(26,737)	$(20,269)	$7,221	$(47,006)	$14,512

Brooks Automation, Inc. ♦ 15 Elizabeth Drive ♦ Chelmsford, Massachusetts 01824 ♦ (978)262-2400 ♦ www.brooks.com